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                                                                   EXHIBIT 14(a)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement and the Statement of Additional Information constituting parts of this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14 (the "Registration Statement") of our report dated February 23, 2004 relating to the financial statements and financial highlights of Blue Chip Growth Trust, Equity-Income Trust, Financial Services Trust, Global Bond Trust, Health Sciences Trust, High Yield Trust, Mid Cap Stock Trust, Large Cap Growth Trust, Real Estate Securities Trust, and Total Return Trust (portfolios of John Hancock Trust [formerly, Manufacturers Investment Trust]), appearing in the December 31, 2003 Annual Report to Shareholders of John Hancock Trust, included herein. We also consent to the references to us under the headings "Financial Statements" in this Registration Statement.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 25, 2005